Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 9, 2021 (except for Note 4, to which the date is August 19, 2021) in Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-260143) and the related Prospectus of Evotec SE for the registration of American Depositary Shares representing ordinary shares.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Hamburg, Germany

October 28, 2021